NICOR Inc.
                                             Form 10-Q
                                             Exhibit 10.02


                         NICOR Inc. 1995
                      DIRECTORS STOCK PLAN


                        TABLE OF CONTENTS


SECTION 1. . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     GENERAL . . . . . . . . . . . . . . . . . . . . . . . . .  1
          1.1.  Purpose. . . . . . . . . . . . . . . . . . . .  1
          1.2.  Plan Administration. . . . . . . . . . . . . .  1
          1.3.  Applicable Law . . . . . . . . . . . . . . . .  1

SECTION 2. . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     AWARDS. . . . . . . . . . . . . . . . . . . . . . . . . .  1
          2.1.  General. . . . . . . . . . . . . . . . . . . .  1
          2.2.  Definitions. . . . . . . . . . . . . . . . . .  2

SECTION 3. . . . . . . . . . . . . . . . . . . . . . . . . . .  3
     OPERATION AND ADMINISTRATION. . . . . . . . . . . . . . .  3
          3.1.  Effective Date . . . . . . . . . . . . . . . .  3
          3.2.  Shares Subject to Plan . . . . . . . . . . . .  3
          3.3.  Adjustments to Shares. . . . . . . . . . . . .  3
          3.4.  Limit on Distribution. . . . . . . . . . . . .  3

SECTION 4. . . . . . . . . . . . . . . . . . . . . . . . . . .  3
     AMENDMENT AND TERMINATION . . . . . . . . . . . . . . . .  3

                             i




                            NICOR 1995
                      DIRECTORS STOCK PLAN

                            SECTION 1

                             GENERAL

     1.1. Purpose. The NICOR Inc. 1995 Directors Stock Plan (the "Plan") has been established by NICOR Inc. (the "Company") to promote the interests of the Company and its stockholders by enhancing the Company's ability to attract and retain the services of experienced and knowledgeable directors and by encouraging such directors to acquire an increased proprietary interest in the Company.

     1.2. Plan Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the Committee on Directors of the Board of Directors of the Company (the "Committee"), whose decisions on all matters regarding the Plan shall be final.

     1.3. Applicable Law. The Plan shall be construed and administered in accordance with the laws of the State of Illinois.

                            SECTION 2

                             AWARDS

     2.1.  General.

(a) As of the Award Date for each Plan Year, each Director who is an Eligible Director both on the first day of that Plan Year and on such Award Date shall be granted a "Stock Award" for the year of 300 shares of common stock of the Company ("Stock"), plus a "Cash Distribution" equal to the Fair Market Value of such 300 share award, with the Fair Market Value determined as of the Award Date. A Director shall be fully vested in his Stock Award and Cash Distribution upon receipt.

(b) If a Director becomes an Eligible Director during a Plan Year, on a date other than the first day of the Plan Year, such Director shall not be eligible for a Stock Award for the year. Instead, he shall receive cash equal to the sum of the Fair Market Value of the Stock Award as of the Award Date, plus the Cash Distribution for the year, subject to a pro-rata reduction to reflect the portion of the Plan Year prior to the date on which he becomes an Eligible Director.

(c) If a Director ceases to be an Eligible Director during a Plan Year for any reason and prior to the Award Date for the year, he shall be entitled to no Stock Award or Cash




     Distribution for the year; provided, however, that a Director will not fail to receive a Stock Award or a Cash
     Distribution under this paragraph (c) if he ceases to be a Director by reason of death or Disability.

     2.2. Definitions. The following terms used in the Plan shall be defined as follows:

(a)  The term "Award" shall mean a Cash Distribution or a Stock
     Award granted to a Director under the Plan.

(b) The "Award Date" shall be the first business day of the fifth full calendar month following the first day of the Plan Year.

(c)  The "Board" shall be the Board of Directors of the Company.
     A "Director" is a member of the Board, and each Director who is not an employee of the Company or any Related Company shall be an "Eligible Director".

(d) A Director shall be considered to have a "Disability" during the period in which he is unable, by reason of a medically determinable physical or mental impairment, to engage in any substantial gainful activity, which condition, in the opinion of a physician selected by the Committee, is expected to have a duration of not less than 120 days.

(e) The "Fair Market Value" of a share of Stock as of any date shall be the closing market composite price for such Stock as reported for the New York Stock Exchange - Composite Transactions on that date or, if Stock is not traded on that date, on the next preceding date on which Stock was traded.

(f) The "Plan Year" is the period (i) beginning on the date on which members of the Board begin their yearly term as Board members following the election of Directors at the Company's annual stockholders meeting and (ii) ending on the day immediately prior to the first day of the following Plan Year. The first Plan Year shall begin on the Effective Date.

(g) A "Related Company" is any corporation during any period in which it is a Subsidiary, or during any period in which it directly or indirectly owns 50% or more of the total combined voting power of all classes of stock of the Company that are entitled to vote. A "Subsidiary" is any corporation during any period in which 50% or more of the total combined voting power of all classes of stock entitled to vote is owned, directly or indirectly, by the Company.


                             2




                            SECTION 3

                  OPERATION AND ADMINISTRATION

     3.1. Effective Date. The Plan shall be effective as of the "Effective Date", which is the date on which Directors begin their yearly term of office on the Board following their election at the Company's 1995 annual stockholders meeting.

     3.2. Shares Subject to Plan. The shares of Stock with respect to which Stock Awards may be made under the Plan shall be authorized and unissued shares, Treasury shares, or issued and outstanding shares purchased in the market for that purpose.

     3.3. Adjustments to Shares. If the Company shall effect any subdivision or consolidation of shares of Stock or other capital readjustment, payment of stock dividend, stock split, combination of shares or recapitalization or other increase or reduction of the number of shares of Stock outstanding without receiving compensation therefor in money, services or property, then the Committee shall adjust the number of shares of Stock subject to future grant.

     3.4. Limit on Distribution. Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:

(a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

(b) To the extent that the Plan provides for issuance of certificates to reflect the transfer of shares of Stock, the transfer of such shares may, at the direction of the Committee, be effected on a non-certificated basis, to the extent not prohibited by the provisions of Rule 16b-3, applicable local law, the applicable rules of any stock exchange, or any other applicable rules.

                            SECTION 4

                    AMENDMENT AND TERMINATION

     The Board may, at any time, amend or terminate the Plan, provided that no amendment or termination may adversely affect the rights of any Director or beneficiary under any Award made under the Plan prior to the date such amendment or termination is adopted by the Board. Notwithstanding the provisions of this
Section 4, in no event shall the provisions of the Plan relating

                             3




to Awards under the Plan be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act, or the rules thereunder; provided, however, that the limitation set forth in this sentence shall be applied only to the extent required under Securities and Exchange Commission Rule 16b-3(c)(2)(ii)(B) or any successor provision thereof.

                            4